Exhibit 32

Certification by the Chief Executive Officer and Chief Financial Officer Pursuant to 18 U.S.C. Section 1350

Pursuant to 18 U.S.C. 1350, each of the undersigned officers of Sterling Construction Company, Inc., a Delaware corporation (the “Company”), does hereby certify that the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2017 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 3, 2017	/s/ Joseph A. Cutillo
Joseph A. Cutillo
Chief Executive Officer

Dated: May 3, 2017	/s/ Ronald A. Ballschmiede
Ronald A. Ballschmiede
Chief Financial Officer